UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2016

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

444 South River Road

St. George, Utah 84790

(Address of Principal Executive Offices, Including Zip Code)

(435) 634-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06                                           Material Impairments.

On December 13, 2016, SkyWest, Inc. (“SkyWest”) announced additional fleet transitions and contract updates designed to reduce SkyWest’s long-term fleet risk and enhance its ability to respond to changing partner needs.  Specifically, SkyWest’s ExpressJet operation expects to transition to flying primarily dual-class aircraft in its CRJ operation by removing its CRJ200 aircraft from service over the next year.

The removal of the CRJ200 aircraft reduces ExpressJet’s future required investment in its 50-seat fleet and is expected to improve the airline’s operating efficiency by eliminating an aircraft type from its platform.  SkyWest also announced that ExpressJet and American Airlines have agreed to place 12 dual-class CRJ700s into service under a multi-year term.  These CRJ700s had been scheduled to be removed from service under a previously-disclosed early lease return arrangement.

Additionally, SkyWest and Bombardier entered into a termination agreement covering Bombardier’s residual value guarantee (“RVG”) agreements on 76 CRJ200 aircraft owned by SkyWest Airlines and ExpressJet.  Bombardier agreed to pay SkyWest $90 million by January 2017 along with certain other consideration in exchange for the release. Both the required sale of each aircraft and the cost to SkyWest of returning the aircraft to mid-time condition were points of risk and uncertainty for SkyWest that this termination agreement eliminates.

As a result of the expectation to remove ExpressJet CRJ200s from service and the Bombardier RVG termination agreement, SkyWest is evaluating its total 50-seat CRJ200 fleet and related long-lived assets for impairment in Q4 2016.  SkyWest currently anticipates it will record a non-cash impairment charge in Q4 2016 estimated to be in the range of $440 million to $490 million (pre-tax) on its CRJ200 aircraft and other 50-seat aircraft assets, net of the $90 million in cash proceeds from the Bombardier termination agreement.

Item 7.01                                           Regulation FD Disclosure.

On December 13, 2016, SkyWest issued a press release announcing the additional fleet transitions, Bombardier agreement and anticipated 50-seat aircraft non-cash impairment charge.  The full text of SkyWest’s press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 (including the exhibit) is furnished pursuant to General Instruction B.2. of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by SkyWest under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01              Financial Statements and Exhibits.

The following is furnished as an exhibit to this report:

Exhibit 99.1          Press release dated December 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2016	SKYWEST, INC.

	By:	/s/ Eric J. Woodward
Eric J. Woodward
Chief Accounting Officer